UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 15, 2012
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2012, Ford Motor Company (“Ford”) entered into the Seventh Amendment (the “Seventh Amendment”) to its Credit Agreement dated as of December 15, 2006, as amended and restated as of November 29, 2009 as further amended by the Fifth Amendment dated as of March 31, 2011 and the Sixth Amendment dated as of September 28, 2011, among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders (the “Existing Credit Agreement”). A press release related to the Seventh Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As a result of the Seventh Amendment, the Existing Credit Agreement has been amended effective as of March 15, 2012 (the “Credit Agreement”). The Seventh Amendment is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Prior to the Seventh Amendment, lenders held revolving commitments totaling $8.9 billion that matured on November 30, 2013. As a result of the Seventh Amendment, lenders have revolving commitments totaling $9 billion that mature on November 30, 2015. Lenders with revolving commitments totaling $307 million have elected not to extend those commitments, which will mature on November 30, 2013.

The lenders also approved the following amendments to the terms of the Existing Credit Agreement:

•
Reset certain Restricted Payment (as defined in the Credit Agreement) baskets, as if unused, so as to permit Ford to (i) make additional Restricted Payments and (ii) redeem or prepay Material Unsecured Indebtedness or Permitted Second Lien Debt, in each case in an aggregate amount not to exceed $250,000,000 during any fiscal year and $500,000,000 in the aggregate from and after March 15, 2012;

•	Increase the Cumulative Growth Amount (as defined in the Credit Agreement) cash flow percentage from 50% to 75%;

•	Provide that the Restricted Payments negative covenant will apply only until the Collateral Release Date (as defined in the Credit Agreement);

•
Replace the existing $2 billion incremental facilities cap with a new $12 billion cap that applies to the aggregate outstanding revolving commitments (and, prior to the Collateral Release Date, secured Permitted Additional Notes and Permitted Additional Senior Facilities (both as defined in the Credit Agreement));

•
Provide that with certain exceptions for Ford Motor Credit Company LLC, Principal Trade Names (as defined in the Credit Agreement) and the disposal of all or substantially all assets of Ford and its subsidiaries, the asset sale covenant will not apply after the Collateral Release Date;

•
Provide that after the Collateral Release Date, the limitation on liens covenant will continue to apply in a modified form such that Ford, certain Initial Subsidiary Guarantors (as defined in the Credit Agreement) and Principal Domestic Subsidiaries (as defined in the Credit Agreement) will be prohibited from pledging their assets, except as provided for in the definition of “Permitted Liens”;

•
Amend the definition of “Permitted Liens” such that after the Collateral Release Date, the general lien basket in paragraph (x) will change from $500 million to 7.5% of Consolidated Net Tangible Automotive Assets (as defined in the Credit Agreement), and paragraphs (p) and (o) will no longer apply; and

•
Provide that if, following the Collateral Release Date, Ford's senior, unsecured, long-term debt does not maintain at least two investment grade ratings, the guarantees of certain Initial Subsidiary Guarantors, as well as Principal Domestic Subsidiaries, will be reinstated.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated March 15, 2012	Filed with this Report

Exhibit 99.2	Seventh Amendment	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: March 15, 2012	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated March 15, 2012

Exhibit 99.2	Seventh Amendment